UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

LL Flooring Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33767	27-1310817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Bakers Mill Lane, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 463-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of exchange on which registered:
Common Stock, par value $0.001 per share	LL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As described in the preliminary proxy statement filed on May 10, 2024 (the “Preliminary Proxy Statement”) by LL Flooring Holdings, Inc. (the “Company”), the Company’s non-employee directors in 2023 received a portion of the payment for their annual board compensation in restricted stock and a portion in cash. The restricted stock portion of the retainer was granted on the date of the Company’s 2023 Annual Meeting of Stockholders and vests on the date of the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”).

On May 16, 2024, the Board of Directors (the “Board”) of the Company determined that, due to current business conditions, the Board believes it to be in the best interests of the Company and its stockholders to minimize dilution of the Company’s stock and forgo the equity retainer of their annual Board compensation that would otherwise be granted on the date of the 2024 Annual Meeting and vest on the date of the Company’s 2025 Annual Meeting of Stockholders. Accordingly, the independent directors of the Board will receive a cash retainer, committee membership retainers and, as applicable, committee and Board chairperson retainers paid quarterly in arrears, in the amounts described in the Preliminary Proxy Statement. The independent directors of the Board may continue to elect to defer all or a portion of these retainers and have such compensation invested in deferred stock units.

Important Additional Information and Where to Find It

LL Flooring Holdings, Inc. (the “Company”) plans to file proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for 2024 Annual Meeting. Prior to the 2024 Annual Meeting, the Company will file a definitive proxy statement (the “Definitive Proxy Statement”) together with a WHITE proxy card. STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AS WELL AS THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Definitive Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2024 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website https://investors.llflooring.com/overview/default.aspx or by contacting Saratoga by phone at (888) 368-0379 or (212) 257-1311 or by email at info@saratogaproxy.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2024 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom own in excess of one percent (1%) of the Company’s shares (other than Charles E. Tyson), and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Definitive Proxy Statement and other materials to be filed with the SEC in connection with the 2024 Annual Meeting. Information relating to the foregoing can also be found in the Company’s Preliminary Proxy

Statement. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the Preliminary Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LL FLOORING HOLDINGS, INC.
(Registrant)

Date: May 20, 2024	By:	/s/ Alice G. Givens
Alice G. Givens
Chief Legal, Ethics and Compliance Officer and Corporate Secretary